UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 13, 2011
TRICO MARINE SERVICES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33402	72-1252405
(State or other	(Commission File Number)	(I.R.S. Employer
jurisdiction of		Identification No.)
incorporation)
3200 Southwest Freeway, Suite 2950
Houston, Texas 77027
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (713) 780-9926
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
     On May 13, 2011, Trico Marine Services, Inc. (the “Company” or “Trico Marine”) successfully completed the out-of-court restructuring of its Trico Supply Group, which includes Trico Supply AS (“Trico Supply”), Trico Shipping AS (“Trico Shipping”), DeepOcean AS (“DeepOcean”), CTC Marine Projects Ltd. (“CTC”) and other subsidiaries. In the out-of-court restructuring, $399,500,000 or 99.88% of Trico Shipping’s 11 7/8% senior secured notes due 2014 (the “Notes”), Trico Supply Group’s working capital facility debt and intercompany claims and interests held by Trico Marine and certain of its subsidiaries were equitized and the holders of such claims and interests now own in the aggregate all the common stock (the “New Common Stock”) of DeepOcean Group Holding AS (“DeepOcean Holding”), a new Norwegian private limited company. DeepOcean Holding and its subsidiaries, including Trico Supply, Trico Shipping, DeepOcean, CTC and other subsidiaries (collectively, the “DeepOcean Group”), will no longer be subsidiaries of Trico Marine. The DeepOcean Group has commenced independent operations and will continue to operate these businesses in the normal course.
     On May 13, 2011, Trico Shipping executed the third supplemental indenture (the “Third Supplemental Indenture”) to that certain indenture, dated as of October 30, 2009, among Trico Shipping, as issuer, the Company and certain of its subsidiaries identified therein, as guarantors and Deutsche Bank National Trust Company (as successor trustee to Wells Fargo Bank, N.A.), as trustee thereunder (the “Trustee”), (as amended by the First Supplemental Indenture, dated as of June 25, 2010 and the Second Supplemental Indenture, dated as of dated as of September 21, 2010 (the “Indenture”)). The Third Supplemental Indenture deleted or modified certain covenants, defaults, remedies, definitions and related provisions contained in the Indenture. Following the closing of the restructuring, Trico Shipping deposited funds with the Trustee to discharge all remaining obligations on the $500,000 face amount of untendered Notes.
     The out-of-court restructuring of DeepOcean Group does not otherwise alter the Company’s pending bankruptcy proceeding before the United States Bankruptcy Court. The U.S. Bankruptcy Court with jurisdiction over the Company’s bankruptcy cases previously approved a settlement that compromises the intercompany claims and equity interests held by the Company in exchange for 5% of the New Common Stock of DeepOcean Holding and warrants to acquire an additional 10% of the New Common Stock, which the Company expects would ultimately be distributed to certain creditors of the Company, subject to dilution due to shares issuable upon exercise of these warrants (in the case of the New Common Stock) and under DeepOcean Holding’s proposed management incentive plan. The out-of-court restructuring reflects the implementation of this settlement.
     In connection with the out-of-court restructuring, Trico Shipping received a new $100 million first priority senior secured credit facility that will refinance some existing debt and fund working capital borrowings. The restructuring reduced Trico Shipping’s total debt outstanding and accrued interest from approximately $450 million to approximately $75 million.
     The New Common Stock was offered and issued within the United States only to “qualified institutional buyers” as defined in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”) or institutional “accredited investors,” as defined in Rule 501 under the Securities Act, and outside the United States to non-U.S. investors. The New Common Stock has not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.
     Both this Form 8-K and Exhibit 99.1 are for informational purposes only and do not constitute offers to purchase the Notes or the New Common Stock or an offer to sell securities.
Limitation on Incorporation by Reference
     Exhibit 99.1 is being furnished for informational purposes only and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended. Registration statements or other documents filed with the U.S. Securities and Exchange Commission shall not incorporate Exhibit 99.1 or any other information set forth in this Current Report on Form 8-K by reference, except as otherwise expressly stated in such filing. This Current Report on Form 8-K will not be deemed an admission as to the materiality of any information in the report that is required to be disclosed solely by Regulation FD.
Item 2.01 Disposition of Assets
     As discussed above, on May 13, 2011, the Company completed an out-of-court restructuring. Immediately prior to the completion of the out-of-court restructuring DeepOcean Holding was an indirect wholly-owned subsidiary of the Company. In the out-of-court restructuring the holders of $399,500,000 or 99.88% of the Notes and the lenders (or holders of participation interests) under the term loan and revolving credit portions of Trico Supply Group’s working capital facility acquired their pro rata shares of 95% of the New Common Stock of DeepOcean Holding in exchange for their respective Notes and working capital facility debt.
     The information included in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.
Item 3.03 Material Modifications to Rights of Security Holders
     The information included in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.
Item 7.01 Regulation FD Disclosure.
     The information included in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 7.01.
Item 8.01 Other Events
     After adjusting for the applicable principal balance adjustment factor applied by The Depositary Trust Company to give effect to a previous partial redemption of $26.484 million principal amount of Notes, each holder of equitized Notes received shares of New Common Stock at a ratio of 44.3008616021337 shares (or 47.442092 shares prior to the adjustment) of New Common Stock per $1,000 original principal amount of Notes of such holder that were equitized in the out-of-court restructuring and represented by CUSIP No. 89612BAA6, and 44.367141584009 shares (or 47.442092 shares prior to the adjustment) of the New Common Stock per $1,000 original principal amount of Notes of such holder that were equitized in the out-of-court restructuring and represented by CUSIP No. R92856AA2. The aggregate number of shares actually received by a holder was rounded to the nearest whole share.
     The Company expects that DeepOcean Holding will send notice by mail to each holder of New Common Stock with the number of shares of New Common Stock received by such holder in the out-of-court restructuring.
Item 9.01 Financial Statements and Exhibits.
See the Exhibit Index set forth below for a list of exhibits included with this Form 8-K.

Exhibit Number	Description

4.1	Third Supplemental Indenture, dated as of May 13, 2011, to the Indenture dated as of October 30, 2009, by and among Trico Shipping AS, the guarantors party thereto and Deutsche Bank National Trust Company, as trustee, as amended.

99.1	Press release.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
     Certain statements and information in this Form 8-K may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The words “believe,” “expect,” “anticipate,” “plan,” “intend,” “foresee,” “should,” “would,” “could” or other similar expressions are intended to identify forward-looking statements, which are generally not historical in nature. These forward-looking statements are based on the Company’s current expectations and beliefs concerning future developments and their potential effect on the Company. While management believes that these forward-looking statements are reasonable as and when made, there can be no assurance that future developments affecting the Company will be those that it anticipates. The Company’s forward-looking statements involve significant risks and uncertainties (some of which are beyond its control) and assumptions that could cause actual results to differ materially from its historical experience and its present expectations or projections. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to: (i) the ability of Trico Supply to implement a debt-for-equity conversion; (ii) the Company’s and its subsidiaries’ ability to continue as a going concern; (iii) the Company’s and its subsidiaries’ ability to obtain court approval with respect to motions in its chapter 11 cases; (iv) the ability of the Company to confirm and consummate one or more plans of reorganization with respect to the chapter 11 cases; (v) the ability of the Company and its subsidiaries to obtain and maintain normal terms with vendors and service providers; (vi) the Company’s ability to maintain contracts that are critical to its operations; (vii) the potential adverse impact of the chapter 11 cases on the Company’s liquidity or results of operations; (viii) the ability of the Company to attract, motivate and/or retain key executives and employees; (ix) the ability of the Company to attract and retain customers; and (x) other risks and factors regarding the Company and its industry identified from time to time in the Company’s reports filed with the Securities and Exchange Commission.
     Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. Trico Marine undertakes no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 19, 2011

TRICO MARINE SERVICES, INC.

	By: Name:	/s/ Brett Cenkus Brett Cenkus
	Title:	General Counsel and Secretary

Exhibit Index

Exhibit Number	Description

4.1	Third Supplemental Indenture, dated as of May 13, 2011, to the Indenture dated as of October 30, 2009, by and among Trico Shipping AS, the guarantors party thereto and Deutsche Bank National Trust Company, as trustee, as amended.

99.1	Press release.